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                                                                       EXHIBIT 5

                          Gibson, Dunn & Crutcher LLP
                                    Lawyers
                      One Montgomery Street, Telesis Tower
                          San Francisco, CA 94104-4505



                                October 24, 1996



(415) 393-8200                                                     C 71236-00001

Mac Frugal's Bargains -- Close-Outs Inc.
2430 East Del Amo Boulevard
Dominguez, California 90220-6306

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

                 We have acted as counsel to Mac Frugal's Bargains -- Close-Outs Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 1,650,000 shares of Common Stock, $.02778 par value, of the Company (the "Shares"), 1,450,000 of which have been reserved for issuance from time-to-time upon the exercise of stock options to be granted pursuant to the Company's 1990 Employee Stock Incentive Plan, and 200,000 of which have been reserved for issuance from time-to-time upon the exercise of stock options to be granted pursuant to the Company's Stock Option Plan for Non-Employee Directors (collectively, the "Plans").

                  We have examined, among other things, the Company's Certificate of Incorporation and Bylaws, as amended to date, the Plans and related forms of stock option agreements and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to the Plans. Based on the foregoing and in reliance thereon, it is our opinion that the Shares, when issued pursuant to options granted and exercised in accordance with the provisions of the Plans and related stock option agreements, will be duly and validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,



                                                 /s/ GIBSON, DUNN & CRUTCHER LLP




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